Exhibit 99.1

CHARLES & COLVARD REPORTS SECOND QUARTER
FISCAL YEAR 2023 FINANCIAL RESULTS

Conference Call with Accompanying Slide Presentation Scheduled Today at 4:30 PM ET

●	$10.4 million in net sales for the quarter ended December 31, 2022.
●	Generated positive cash flow from operations of $600,000 during the quarter ended December 31, 2022.
●	$17.0 million total cash as of December 31, 2022.
●	Online Channels sales were 76% of revenues in the second quarter, up from 68% in the prior year’s second quarter and 62% in the second quarter of fiscal year 2021.
●	Finished jewelry represented 81% of net sales, up from 77% in the prior year’s second quarter.
●	19% increase in lab grown diamond sales during Q2 of 2023 versus the comparable year ago period and up 603% YTD 2023 versus YTD 2021 levels.
●	Opened first retail Signature Showroom location in October 2022.

FOR IMMEDIATE RELEASE

RESEARCH TRIANGLE PARK, N.C. – February 2, 2023 – Charles & Colvard, Ltd. (Nasdaq: CTHR) (the “Company”), a globally recognized fine jewelry company specializing in lab created Made, Not MinedTM gemstones, reported financial results for the second quarter ended December 31, 2022 (“Second Quarter Fiscal 2023”).

Management Commentary

“We believe we are executing against our strategic initiatives to build long-term value in Charles & Colvard in order to take advantage of the transformation taking place within the industry towards lab grown gemstones and responsibly made fine jewelry,” said Don O’Connell, President and CEO of Charles & Colvard. “While the macroeconomic environment has proven to be challenging in the near-term, the underlying results during the second quarter highlight the progress made against our plan to elevate our direct-to-consumer presence, enhance our company-owned brands, expand our footprint in the lab grown diamond space, and more effectively manage our balance sheet. Despite the macro conditions, we recorded $10.4 million in revenue, a level that has only been reached a handful of times in the Company’s 27-year history and generated positive cash flow from operations during our second quarter.”

“We believe that Charles & Colvard is well positioned to benefit from the backdrop of responsibly-sourced and direct-to-consumer jewelry purchases, and that our Made, Not Mined TM gemstones, including our Forever OneTM moissanite and Caydia® lab grown diamonds, are becoming destination brands for the conscious consumer while the enhancement of our Company-owned distribution capabilities is providing these consumers with a set of purchasing channels where they can find fine jewelry that is accessible, beautiful and conscientious. This elevation of our brands and Company-owned distribution capabilities positions us to enhance the long-term value within the business and allows us to better control our own destiny. These key areas of focus outperformed the larger top line number during the quarter which was largely impacted by the decline in our Traditional segment as we focused on our direct-to-consumer efforts,” O’Connell continued.

“With a sound strategy in place designed to take advantage of the long-term underlying shift of the consumer, coupled with a strong balance sheet, we feel good about the Company’s position in the industry. As the macroeconomic environment begins to improve, we believe the results of our strategy will be achieved,” O’Connell concluded.

Financial Summary for Second Quarter Fiscal 2023
(Quarter Ended December 31, 2022 Compared to Quarter Ended December 31, 2021)

●	Net sales of $10.4 million for the quarter, a decrease of 25% from $13.8 million in the year-ago quarter.
●	In the Online Channels segment, which consists of e-commerce outlets including charlesandcolvard.com, moissaniteoutlet.com, third-party online marketplaces, drop-ship retail and other pure-play, exclusively e-commerce outlets, net sales of $7.8 million, a decrease of 16% from the year-ago quarter, representing 76% of total net sales for the quarter, compared to $9.3 million, or 68% of total net sales in the year-ago quarter.
●	In the Traditional segment, which consists of wholesale and retail customers, net sales of $2.5 million, a decrease of 43% from the year-ago quarter, representing 24% of total net sales for the quarter, compared to $4.4 million, or 32% of total net sales, in the year-ago quarter.
●	Finished jewelry net sales of $8.4 million, a decrease of 20% for the quarter, compared to $10.5 million in the year-ago quarter.
●	Loose jewel net sales decreased 40% to $1.9 million for the quarter, compared to $3.2 million in the year-ago quarter.
●	Operating expenses increased 5% to $5.5 million for the quarter, compared to $5.3 million in the year-ago quarter, primarily due to increased investment in marketing strategies for the holiday season.
●	Income tax benefit of $132,000 for the quarter, compared to an income tax expense of $283,000 in the year-ago quarter.
●	Net loss was $1.0 million, or $0.03 loss per diluted share for the quarter, compared to net income of $1.2 million, or $0.04 earnings per diluted share, in the year-ago quarter.
●	Weighted average diluted shares outstanding were 30.3 million for the quarter, compared to 31.3 million in the year-ago quarter, partially driven by the impact of the Company's share repurchase program.

Financial Position

Cash, cash equivalents and restricted cash totaled $17.0 million as of December 31, 2022, representing an increase of $0.4 million from $16.6 million as of September 30, 2022, and a decrease of $4.2 million from $21.2 million as of June 30, 2022. Total inventory increased to $35.0 million as of December 31, 2022, compared to $33.5 million as of June 30, 2022. The Company had no debt outstanding as of December 31, 2022.

Investor Conference Call

Charles & Colvard will host an investor conference call and webcast presentation to discuss its financial results for the quarter ended December 31, 2022 at 4:30 p.m. ET on Thursday, February 2, 2023.

Live Call-In Information: Interested parties can access the conference call by dialing (844) 875-6912 (U.S. toll-free) or (412) 317-6708 (international) and asked to be joined to the Charles & Colvard call.

Live Webcast Information: Interested parties can access the conference call and accompanying presentation slide via a live webcast, which is available in the Investor Relations section of the Company's website at https://ir.charlesandcolvard.com/events or https://www.webcaster4.com/Webcast/Page/346/47290.

A replay of this conference call will be available until February 9, 2023 at (877) 344-7529 (U.S. toll-free) or (412) 317-0088 (international). The replay conference code is 4241796. A webcast replay will be available in the Investor Relations section of the Company’s website at https://ir.charlesandcolvard.com/events.

About Charles & Colvard, Ltd.

Charles & Colvard, Ltd. (Nasdaq: CTHR) believes that fine jewelry should be as ethical as it is exquisite. Charles & Colvard is the original creator of lab grown moissanite (a rare gemstone formed from silicon carbide). The Company brings revolutionary gems and fine jewelry to market by using exclusively Made, Not MinedTM above ground gemstones and a dedication to 100% recycled precious metals. Their Forever One™ moissanite and Caydia® lab grown diamond brands are designed to provide exceptional quality, incredible value and a conscious approach to bridal, high fashion, and everyday jewelry. Charles & Colvard was founded in 1995 and is based in North Carolina's Research Triangle Park region. For more information, please visit www.charlesandcolvard.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements expressing expectations regarding our future and projections relating to our products, sales, revenues, and earnings are typical of such statements and are made under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations, and contentions and are not historical facts and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “continue,” and similar words, although some forward-looking statements are expressed differently.

All forward-looking statements are subject to the risks and uncertainties inherent in predicting the future. You should be aware that although the forward-looking statements included herein represent management’s current judgment and expectations, our actual results may differ materially from those projected, stated, or implied in these forward-looking statements as a result of many factors including, but not limited to, (1) our business and our results of operations could be materially adversely affected as a result of general economic and market conditions; (2) our future financial performance depends upon increased consumer acceptance, growth of sales of our products, and operational execution of our strategic initiatives; (3) the effects of COVID-19 and other potential future public health crises, epidemics, pandemics or similar events on our business, operating results, and cash flows are uncertain; (4) we face intense competition in the worldwide gemstone and jewelry industry; (5) our information technology, or IT, infrastructure, and our network may be impacted by a cyber-attack or other security incident as a result of the rise of cybersecurity events; (6) constantly evolving privacy regulatory regimes are creating new legal compliance challenges; (7) we are subject to certain risks due to our international operations, distribution channels and vendors; (8) our business and our results of operations could be materially adversely affected as a result of our inability to fulfill orders on a timely basis; (9) we are currently dependent on a limited number of distributor and retail partners in our Traditional segment for the sale of our products; (10) we may experience quality control challenges from time to time that can result in lost revenue and harm to our brands and reputation; (11) seasonality of our business may adversely affect our net sales and operating income; (12) our operations could be disrupted by natural disasters; (13) sales of moissanite and lab grown diamond jewelry could be dependent upon the pricing of precious metals, which is beyond our control; (14) our current customers may potentially perceive us as a competitor in the finished jewelry business; (15) we depend on a single supplier for substantially all of our silicon carbide, or SiC, crystals, the raw materials we use to produce moissanite jewels; if our supply of high-quality SiC crystals is interrupted, our business may be materially harmed; (16) if the e-commerce opportunity changes dramatically or if e-commerce technology or providers change their models, our results of operations may be adversely affected; (17) governmental regulation and oversight might adversely impact our operations; (18) the execution of our business plans could significantly impact our liquidity; (19) the financial difficulties or insolvency of one or more of our major customers or their lack of willingness and ability to market our products could adversely affect results; (20) negative or inaccurate information on social media could adversely impact our brand and reputation; (21) we rely on assumptions, estimates, and data to calculate certain of our key metrics and real or perceived inaccuracies in such metrics may harm our reputation and negatively affect our business; (22) we may not be able to adequately protect our intellectual property, which could harm the value of our products and brands and adversely affect our business; (23) environmental, social, and governance matters may impact our business, reputation, financial condition, and results of operations; (24) if we fail to evaluate, implement, and integrate strategic acquisition or disposition opportunities successfully, our business may suffer; (25) our failure to maintain compliance with The Nasdaq Stock Market’s continued listing requirements could result in the delisting of our common stock; (26) some anti-takeover provisions of our charter documents may delay or prevent a takeover of our Company; and (27) we cannot guarantee that our share repurchase program will be utilized to the full value approved, or that it will enhance long-term stockholder value and repurchases we consummate could increase the volatility of the price of our common stock and could have a negative impact on our available cash balance, in addition to the other risks and uncertainties described in more detail in our filings with the U.S. Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the fiscal year ended June 30, 2022 and subsequent reports filed with the SEC. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur except as required by the federal securities laws, and you are urged to review and consider disclosures that we make in the reports that we file with the Securities and Exchange Commission, or SEC, that discuss other factors relevant to our business.

Company Contact:

Clint J. Pete, Chief Financial Officer, 919-468-0399, ir@charlesandcolvard.com

Investor Contact: Lytham Partners, Robert Blum, Managing Partner; Adam Lowensteiner, Vice President, (646) 829-9702, cthr@lythampartners.com

- Financial Tables Follow –

Appendix A

CHARLES & COLVARD, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2021	2022	2021
Net sales	$10,366,122	$13,753,135	$17,740,204	$24,033,446
Cost of goods sold	6,071,775	7,033,946	10,157,785	12,050,496
Gross profit	4,294,347	6,719,189	7,582,419	11,982,950
Operating expenses:
Sales and marketing	4,339,684	4,079,035	7,447,630	6,809,187
General and administrative	1,187,955	1,189,559	2,601,431	2,773,835
Total costs and expenses	5,527,639	5,268,594	10,049,061	9,583,022
(Loss) Income from operations	(1,233,292)	1,450,595	(2,466,642)	2,399,928
Other income (expense):
Interest income	59,574	490	99,776	845
Loss on foreign currency exchange	-	-	-	(34)
Total other income (expense), net	59,574	490	99,776	811
(Loss) Income before income taxes	(1,173,718)	1,451,085	(2,366,866)	2,400,739
Income tax benefit (expense)	131,937	(283,473)	434,893	(406,102)
Net (loss) income	$(1,041,781)	$1,167,612	$(1,931,973)	$1,994,637

Net (loss) income per common share:
Basic	$(0.03)	$0.04	$(0.06)	$0.07
Diluted	$(0.03)	$0.04	$(0.06)	$0.06

Weighted average number of shares used in computing net (loss) income per common share:
Basic	30,344,954	30,287,677	30,408,018	30,159,543
Diluted	30,344,954	31,315,488	30,408,018	31,237,948

CHARLES & COLVARD, LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2022 (unaudited)	June 30, 2022
ASSETS
Current assets:
Cash and cash equivalents	$11,960,102	$15,668,361
Restricted cash	5,065,189	5,510,979
Accounts receivable, net	2,086,868	2,220,816
Inventory, net	13,091,953	11,024,276
Note receivable	-	250,000
Prepaid expenses and other assets	1,241,712	1,190,012
Total current assets	33,445,824	35,864,444
Long-term assets:
Inventory, net	21,903,094	22,488,524
Property and equipment, net	2,215,274	1,901,176
Intangible assets, net	290,673	265,730
Operating lease right-of-use assets	2,488,052	2,787,419
Note receivable	250,000	-
Deferred income taxes, net	6,286,797	5,851,904
Other assets	50,300	49,658
Total long-term assets	33,484,190	33,344,411
TOTAL ASSETS	$66,930,014	$69,208,855

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,860,869	$4,401,229
Operating lease liabilities, current portion	868,269	856,571
Accrued expenses and other liabilities	1,398,178	1,546,483
Total current liabilities	7,127,316	6,804,283
Long-term liabilities:
Noncurrent operating lease liabilities	2,453,994	2,846,805
Total long-term liabilities	2,453,994	2,846,805
Total liabilities	9,581,310	9,651,088
Commitments and contingencies
Shareholders’ equity:
Common stock, no par value; 50,000,000 shares authorized; 30,912,108 shares issued and 30,523,705 shares outstanding at December 31, 2022 and 30,778,046 shares issued and 30,747,759 shares outstanding at June 30, 2022	57,242,211	57,242,211
Additional paid-in capital	26,131,216	25,956,491
Treasury stock, at cost, 388,403 shares and 30,287 shares at December 31, 2022 and June 30, 2022, respectively	(489,979)	(38,164)
Accumulated deficit	(25,534,744)	(23,602,771)
Total shareholders’ equity	57,348,704	59,557,767
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$66,930,014	$69,208,855

CHARLES & COLVARD, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Six Months Ended December 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(1,931,973)	$1,994,637
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	308,900	238,210
Stock-based compensation	174,725	478,411
Provision for uncollectible accounts	-	52,000
Provision for sales returns	422,000	652,000
Inventory write-downs	119,000	232,000
Provision for accounts receivable discounts	4,899	29,250
Deferred income taxes	(434,893)	405,159
Changes in operating assets and liabilities:
Accounts receivable	(292,951)	(2,718,303)
Inventory	(1,601,247)	(2,899,591)
Prepaid expenses and other assets, net	247,025	(483,054)
Accounts payable	459,640	2,096,372
Accrued income taxes	-	943
Accrued expenses and other liabilities	(529,418)	43,297
Net cash (used in) provided by operating activities	(3,054,293)	121,331

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(617,283)	(775,705)
Payments for intangible assets	(30,658)	(27,730)
Net cash used in investing activities	(647,941)	(803,435)

CASH FLOWS FROM FINANCING ACTIVITIES:
Stock option exercises	-	545,918
Repurchases of common stock	(451,815)	-
Net cash (used in) provided by financing activities	(451,815)	545,918

NET DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(4,154,049)	(136,186)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD	21,179,340	21,446,951
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD	$17,025,291	$21,310,765

Supplemental disclosure of cash flow information:
Cash paid during the period for taxes	$5,900	$-

	December 31, 2022	June 30, 2022
Reconciliation to Condensed Consolidated Balance Sheets:
Cash and cash equivalents	$11,960,102	$15,668,361
Restricted cash	5,065,189	5,510,979
CASH, CASH EQUIVALENTS AND RESTRICTED CASH	$17,025,291	$21,179,340